Exhibit 99.1
FOR IMMEDIATE RELEASE
ASTROTECH REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL
YEAR 2009 AND ANNOUNCES EXPLORATION OF STRATEGIC ALTERNATIVES
Austin, Texas, September 28, 2009 — Astrotech Corporation (NASDAQ: ASTC) today announced financial results for its fourth quarter and fiscal year ended June 30, 2009.
“This reporting period commemorates our return to profitable earnings and the completion of the turnaround for Astrotech that started in January 2007,” said Thomas B. Pickens III, Chairman and CEO. “The Company is now on a firm foundation and I feel very confident about the future of Astrotech and its expected earnings going forward.”
Fourth Quarter Results
The Company posted a fourth quarter fiscal year 2009 net income of $2.6 million, or $0.15 per diluted share on revenue of $10.4 million compared with a fourth quarter fiscal year 2008 net loss of $1.5 million, or $(0.11) per diluted share on revenue of $6.1 million.
Fiscal Year Results
Astrotech’s net income for the fiscal year ended June 30, 2009 was $4.7 million, or $0.28 per diluted share on revenue of $32.0 million compared to a net loss of $36.0 million, or $(4.26) per diluted share on revenue of $25.5 million for the prior fiscal year. These results represent a 25.2% increase in revenue over fiscal year 2008. Additionally, this marks the first time since 2005 that the Company has reported net income for the fiscal year.
Liquidity
As of June 30, 2009, we had cash on hand of $4.7 million and our working capital was approximately $8.4 million. The Company maintains a $6.0 million financing facility with Green Bank, N.A., consisting of a $4.0 million term loan and a $2.0 million revolving credit facility. On June 30, 2009, $3.6 million of the term loan, which expires in February 2011, was outstanding. During third quarter fiscal year 2009, the Company renewed the one-year revolving credit facility through February 2010 on terms substantially similar to the previous facility. At June 30, 2009, the Company had no outstanding liability under the revolving credit facility.
Update of Ongoing Operations
Astrotech’s growth strategy is to build on its industry-leading ground support operations and offer a more comprehensive set of services to government and commercial satellite customers through its wholly owned and largest subsidiary, Astrotech Space Operations (“ASO”). Specifically, the Company has developed and has begun to offer an End-to-End Mission Assurance capability that leverages Astrotech’s core-competency in ground processing services to provide pre-launch mission design and planning services and post-launch command-and-control and data management services. This initiative offers new opportunities to meet what the Company believes is an increasing demand from commercial and government customers for a cost-effective and reliable provider of these services.

The Company has a backlog of $25.4 million as of June 30, 2009. The majority of this backlog is for ASO pre-launch satellite processing services, which include hardware launch preparation; advance planning; use of unique satellite preparation facilities; and, spacecraft checkout, encapsulation, fueling, transport, and remote control through launch.
Strategic Financial and Business Alternatives
Astrotech also announced today that its Board of Directors has engaged investment banking firm Lazard Ltd. to advise the Company in exploring strategic financial and business alternatives to enhance shareholder value. Lazard Middle Market is the midcap focused financial advisory business of Lazard.
The range of alternatives which may be considered could include strategic acquisitions, a sale of some or all of the company’s assets or a variety of other possible transactions. There can be no assurance regarding the timing of or whether the Company will elect to pursue any of the strategic alternatives it may consider, or that any such alternatives will result in changes to the Company’s plans or will be consummated.
About Astrotech Corporation
Astrotech is one of the first space commerce companies and remains a strong entrepreneurial leader in the aerospace industry. The Company serves our government and commercial satellite and spacecraft customers with our pre-launch services from our Astrotech Space Operations (ASO) subsidiary and incubates space technology businesses having formed three companies; the 1st Detect Corporation is developing what we believe is a breakthrough mini-mass spectrometer; Astrogenetix, Inc. expects to produce biotech products in space and has recently developed a vaccine candidate for Salmonella; and AirWard Corporation is drawing on Astrotech’s space heritage of sending cargo to space by selling hazardous material containers for the airline industry.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
FOR MORE INFORMATION:
Scott Haywood
Corporate Marketing and Communications
Astrotech Corporation
512.485.9520
shaywood@astrotechcorp.com
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Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$10,377	$6,050	$31,985	$25,544
Costs of revenue	4,130	4,490	15,723	19,540

Gross profit	6,247	1,560	16,262	6,004

Operating expenses
Selling, general and administrative	3,240	2,824	9,760	9,148
Research and development	694	20	2,330	1,375
Asset impairment charge	—	213	—	213

Total operating expenses	3,934	3,057	12,090	10,736

Income (loss) from operations	2,313	(1,497)	4,172	(4,732)
Debt conversion expense	—	—	—	(30,194)
Gain on bond exchange	—	—	665	—
Interest expense and Other expense, net	(293)	327	(622)	(427)

Income (loss) before income taxes	2,020	(1,170)	4,215	(35,353)
Income tax benefit (expense)	603	(325)	510	(675)

Net Income (loss)	$2,623	$(1,495)	$4,725	$(36,028)

Deemed dividend related to induced conversion of preferred shares	—	—	—	(3,344)
Net Income (loss) applicable to common shares	$2,623	$(1,495)	$4,725	$(39,372)

Net income (loss) per share, basic	$0.16	$(0.11)	$0.29	$(4.26)
Weighted average common shares outstanding, basic	16,370	13,974	16,365	9,254

Net income (loss) per share, diluted	$0.15	$(0.11)	$0.28	$(4.26)
Weighted average common shares outstanding, diluted	17,617	13,974	16,904	9,254

ASTROTECH CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share data)

	June 30,
Assets	2009	2008
Current assets
Cash and cash equivalents	$4,730	$2,640
Accounts receivable, net	12,279	3,872
Prepaid expenses and other current assets	591	639

Total current assets	17,600	7,151

Property and equipment, net	40,226	40,999
Restricted cash	—	8,386
Long term note receivable	691	717
Other assets, net	402	958

Total assets	$58,919	$58,211

Liabilities and Stockholders’ Equity
Current liabilities
Term note payable	$267	$267
Accounts payable	2,965	2,599
Deferred revenue	3,594	1,007
Accrued liabilities and other	2,356	2,756

Total current liabilities	9,182	6,629

Advances on construction contract	—	4,863
Deferred revenue	649	1,227
Senior convertible subordinated notes payable — 5.5%	5,111	6,861
Term note payable, net of current portion	3,324	3,526
Other	105	169

Total liabilities	18,371	23,275

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 authorized shares, 0 issued and outstanding shares, at June 30, 2009 and 2008 (liquidation preference of $12,000)	—	—
Common stock, no par value, 75,000,000 and 7,000,000 shares authorized at June 30, 2009 and 2008 respectively, 16,754,378 and 14,966,038 shares issued at June 30, 2009 and 2008, respectively	183,341	183,306
Treasury stock, 311,660 shares at cost	(237)	(117)
Additional paid-in capital	1,663	691
Retained earnings	(144,219)	(148,944)

Total stockholders’ equity	40,548	34,936

Total liabilities and stockholders’ equity	$58,919	$58,211